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                                                                     Exhibit 5.1

                       MORSE, ZELNICK, ROSE & LANDER, L.L.P.
                                  450 PARK AVENUE
                              NEW YORK, NY 10022-2605
                               PHONE: (212) 838-1177
                                FAX: (212) 838-9190

                                     July 7, 1998

Hometown Auto Retailers, Inc.
831 Straits Turnpike
Watertown, CT 06795

Dear Sirs:

     We have acted as counsel to Hometown Auto Retailers, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the offering by the Company of (a) 2,000,000 shares of Class A Common Shares, $.001 par value per share, (the "Common Stock") (2,300,000 shares of Class A Common Stock if the over-allotment option is exercised in full), (b) Class A Common Stock Purchase Warrants to be issued to the representative of the underwriters (the "Representative's Warrants"), (c) 200,000 shares (plus such additional indeterminate number of shares as may become issuable pursuant to the anti-dilution provisions of the Representative's Warrants) of Class A Common Stock underlying the Representative's Warrants and
(d) such additional number of shares of Common Stock as may be offered by the Company and as may underlie the Representative's Warrants covered by any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended.

     In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended and restated, resolutions adopted by the Company's Board of Directors, the Registration Statement, the proposed form of the Representative's Warrants, the other exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that:

     Each share of Class A Common Stock being offered, the Representative's Warrants, and the shares of Class A Common Stock underlying the Representative's Warrants have been duly and validly authorized for issuance and when issued and sold as contemplated by the Registration Statement or upon exercise of the Representative's Warrants will be legally issued, fully paid and non-assessable.

     Partners, associates and employees of this firm own, in the aggregate, 60,000 shares of Class A Common Stock.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   /s/ Morse, Zelnick, Rose & Lander, LLP
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                                   MORSE, ZELNICK, ROSE & LANDER, LLP